FEDERATED MASTER TRUST
MONEY MARKET MANAGEMENT
MONEY MARKET MANAGEMENT TRUST

Item 77N Actions Required to be Reported Pursuant to Rule 2a-7

The following Executive Committee and Board of Directors meeting minutes and Letters to the SEC describe action taken during the Fund's reporting period with respect to defaulted securities held during the period covered by this report.


MINUTES OF THE MEETING
HELD AUGUST 10, 1999
OF THE EXECUTIVE COMMITTEE OF:

Cash Trust Series, Inc.  ("CTSI")
Federated Insurance Series  ("FINS")
Money Market Management, Inc.  ("MMM")
Money Market Obligations Trust  ("MMOT")
Money Market Trust  ("MMT")

(the "Funds")
________________________________________________________________________

	Pursuant to call, a telephonic meeting (the "Meeting") of the Funds convened at 4:30 P.M. on Tuesday, August 10, 1999 at the Federated Investors, Inc. ("Federated") Tower, Pittsburgh, Pennsylvania.
	The following members, constituting the Executive Committee (the "Committee"), were present at the meeting:

John F. Donahue (by telephone)
John E. Murray, Jr., J.D. (by telephone)
	The following persons were also present in person, unless noted otherwise, at the Meeting:
	G. Andrew Bonnewell, Senior Corporate Counsel, Federated

	Jonathan Conley, Senior Vice President, Federated Global
Investment 	Management Company, Federated Investment Counseling,
Federated 	Investment Management Company, and Passport Research Limited
	("Federated Advisory Companies")

	William D. Dawson, III, Executive Vice President and Chief
Investment 	Officer, Federated Advisory Companies

	J. Christopher Donahue (via telephone), President and Chief
Executive 	Officer, Federated; 	President, Federated Advisory
Companies; Officer of 	the Funds

	Thomas R. Donahue, Vice President, Chief Financial Officer and Treasurer, Federated

	Emily H. Emigh, Senior Vice President, Federated Administrative
Services 	("FAS"); Director of Internal Audit, Federated

	Raymond Hanley, Senior Vice President, Federated Investors Management Company ("FIMCo")

	Stephen A. Keen, General Counsel, Federated

	Suzanne W. Land, Paralegal Supervisor, Federated

	Denis McAuley, III, Senior Vice President, FIMCo, Vice President,
FII 	Holdings, Inc., and Assistant Treasurer, Federated

	John W. McGonigle, Chief Legal Officer and Executive Vice
President, 	Federated; Officer of the Funds

	Leslie K. Ross, Associate Corporate Counsel, Federated

	Richard J. Thomas, Vice President, FAS
	Mr. Stephen A. Keen stated that the purpose of the meeting was to discuss the likely default of funding agreements (the "Funding Agreements") issued by General American Life Insurance Company
("General American") and held by Automated Cash Management Trust
("ACMT"), a portfolio of MMOT; Federated Master Trust ("FMT"), a portfolio of MMOT; Federated Prime Money Fund II ("IFPMF"), a
portfolio of FINS; MMM; MMT; and Prime Cash Series ("PCS"), a
portfolio of CTSI (collectively, "the Money Market Funds"). Mr. Keen described the structure of the Funding Agreements, indicating that they were contracts between General American and the Money Market Funds. Mr. Keen reported that each of the Funding Agreements included a demand feature, exercisable on seven days' notice, which entitled the Money Market Funds to receive their invested funds back from General American. He noted that the Money Market Funds had exercised their demand features on August 4, 1999, and were due payment from General American on August 11, 1999. He reported that earlier in the day, Federated Investment Management Company (the "Adviser"), investment adviser to the Money
Market Funds, had received information that General American had defaulted on similar funding agreements with other investors who had
exercised demand features.   In addition, the Adviser had discovered
that General American had requested and received administrative supervision from the Missouri insurance commissioner. Mr. Keen noted
such action could constitute an event of insolvency under Rule 2a-7 of the Investment Company Act of 1940.  He added that it was likely that the Adviser would determine that the Funding Agreements no longer presented minimal credit risks. Mr. Keen said that as a consequence, the Money Market Funds were required to dispose of the Funding
Agreements unless the Board of Directors of the Money Market Funds found that such disposal would not be in the best interests of the Money
Market Funds. Mr. Keen asked Mr. Dawson to provide background on the General American situation.
	Mr. William D. Dawson, III indicated that the General American situation resulted from its issuance of a significant amount of short-term funding agreements to large institutional investors, primarily money market funds.  He said that the funding agreements included a demand feature exercisable on seven days' notice. He indicated that on July 30, 1999, Moody's Investors Services, Inc. ("Moody's") downgraded General American's long-term rating from A2 to A3 and a large number of investors exercised their demand features. Mr. Dawson said that this required General American to raise a significant amount of cash within a short time frame, and that it had inadequate liquidity resources to do
so.
	Mr. Dawson noted that in a press release earlier in the day, General American had indicated that it was well capitalized and had adequate assets to meet its obligations. He further noted that the press release indicated that General American had requested
administrative supervision to allow it to respond to its institutional investors, making certain that all its obligations were honored. Mr. Dawson indicated that based on such information, he believed that the General American situation was an issue of liquidity, not insolvency, and that a loss under the Funding Agreements was unlikely.
	Mr. Dawson then chronicled recent ratings of General American. He reported that on March 5, 1999, Moody's downgraded General American's long-term rating from A1 to A2. He said that shortly thereafter, Federated downgraded its rating of General American from a 3 to a 4. Mr. Dawson said that on July 30, 1999, Moody's downgraded General American's long-term rating from A2 to A3. Mr. Dawson noted that on August 9,
1999, Moody's downgraded General American's long-term rating from A3 to Ba1 and Standard & Poor's ("S&P") downgraded General American's short-term rating from A-1+ to A-3. On August 10, 1999, S&P downgraded
General American's short-term ratings from A-3 to R and Duff & Phelps Credit Rating Co. downgraded General American's short-term and long term-ratings from D-1/AA to D-5/DD. Mr. Keen interjected that due to the prior day's downgrades, the Funding Agreements were not eligible securities for the Money Market Funds.
	Mr. Keen then noted that the net asset value of the Money Market Funds was protected by portfolio insurance issued by a subsidiary of Zurich American Insurance Group. Mr. Keen explained that the insurance policy provides that, in the event of a default in a portfolio of any of the Money Market Funds, the insurance company will pay the fund the amount, up to the policy limit, necessary for the Money Market Funds to continue to price their shares at $1.00. Mr. Keen noted that the insurance policy provides coverage for losses up to $150,000,000. Mr. Dawson interjected that there was minimal risk that, if the Funding Agreements were not paid in full, the loss would exceed the Money Market Funds' default insurance coverage.
	Mr. Keen then discussed options for resolving the issue and pricing the Money Market Funds. He indicated that the Money Market
Funds could either liquidate or retain the Funding Agreements. However, he noted that an immediate liquidation was not viable because the
Funding Agreements were actually contracts between General American and the Money Market Funds, and were thus not readily transferable. Mr. Dawson interjected that market conditions would likely affect the orderly disposition of the Funding Agreements, even if they could be transferred. Mr. Keen then discussed the means for valuing shares.
After full discussion, the Executive Committee of each of the Funds, individually, and unanimously,
	RESOLVED,	that the Executive Committee of the Money
			Market Funds hereby determines that each of the Money Market Funds could continue to use the amortized cost method of valuing its shares and that it was not in the best interest of the Money Market Funds to liquidate the funding agreements.
The Committee then agreed to submit this determination to the Board for ratification. It was also noted that the Committee would reconvene, if necessary.
	There being no further business to come before the Committee, the meeting was thereupon duly adjourned.

					Respectfully submitted,

					/s/ John F. Donahue
					John F. Donahue

					/s/ John E. Murray, Jr. J.D.
					John E. Murray, Jr., J.D.


MINUTES OF THE MEETING
HELD AUGUST 11, 1999
OF THE BOARDS OF:

Cash Trust Series, Inc.  ("CTSI")
Federated Insurance Series  ("FINS")
Money Market Management, Inc.  ("MMM")
Money Market Obligations Trust  ("MMOT")
Money Market Trust  ("MMT")

("the Funds")
________________________________________________________________________

	Pursuant to call, a Special Telephonic Meeting (the "Meeting")
of the Board of Directors (the "Board") of the Funds convened at
10:00 A.M. on Wednesday, August 11, 1999, at Federated Investors, Inc. ("Federated") Tower, Pittsburgh, Pennsylvania.
The following members, constituting the full Board, with the exception of Peter E. Madden, were present at the Meeting via telephone (unless noted otherwise):
	John F. Donahue (in person)		J. Christopher Donahue
	Thomas G. Bigley			Lawrence D. Ellis, M.D.
	John T. Conroy, Jr.			Edward L. Flaherty, Jr.
	Nicholas P. Constantakis		Charles F. Mansfield, Jr.
	William J. Copeland			John E. Murray, Jr., J.D.
	John F. Cunningham			Wesley W. Posvar
						Marjorie P. Smuts
						John S. Walsh
	The following persons were also present in person (unless noted otherwise) at the Meeting:
	G. Andrew Bonnewell, Senior Corporate Counsel, Federated

	Jonathan Conley, Senior Vice President, Federated Global
	Investment Management Company, Federated Investment Counseling, Federated Investment Management Company, and Passport Research Limited ("Federated Advisory Companies")

	William D. Dawson, III, Executive Vice President and Chief Investment Officer, Federated Advisory Companies

	J. Christopher Donahue, President and Chief Executive Officer, Federated; President, Federated Advisory Companies; Officer of the Funds (via telephone)

	Thomas R. Donahue, Vice President, Chief Financial Officer and Treasurer, Federated

	Emily H. Emigh, Senior Vice President and Director of Internal
	Audit, 	Federated Administrative Services ("FAS")

	Raymond Hanley, Senior Vice President, Federated Investors Management Company ("FIMCo")

	Stephen A. Keen, General Counsel, Federated

	Suzanne W. Land, Paralegal Supervisor, Federated

	Denis McAuley, III, Senior Vice President, FIMCo, Vice President, FII Holdings, Inc., and Assistant Treasurer, Federated

	John W. McGonigle, Chief Legal Officer and Executive Vice
	President, Federated; Officer of the Funds

	Matthew G. Maloney (via telephone), Partner, Dickstein Shapiro Morin & Oshinsky LLP; Special Counsel to the Funds

	Leslie K. Ross, Associate Corporate Counsel, Federated

	Richard J. Thomas, Vice President, FAS
	Mr. John F. Donahue served as Chairman and Mr. John W. McGonigle recorded the proceedings as Secretary.
	Mr. Stephen A. Keen stated that the purpose of the meeting was to discuss funding agreements (the "Funding Agreements") issued by
General American Life Insurance Company ("General American") and held by Automated Cash Management Trust ("ACMT"), a portfolio of MMOT; Federated Master Trust ("FMT"), a portfolio of MMOT; Federated Prime
Money Fund II ("IFPMF"), a portfolio of FINS; MMM; MMT; and Prime Cash Series ("PCS"), a portfolio of CTSI (collectively, "the Money Market Funds"). Mr. Keen reported that the Funding Agreements were no longer eligible securities under Rule 2a-7 of the Investment Company Act of
1940. He described the structure of the Funding Agreements, indicating that they were contracts between General American and the Money Market Funds. Mr. Keen reported that each of the Funding Agreements included a demand feature, exerciseable on seven days' notice, which entitled the Money Market Funds to receive their invested funds back from General American. He noted that the Money Market Funds had exercised their demand features on August 4, 1999, and were due payment from General American on August 11, 1999. He reported that on August 10, 1999, Federated Investment Management Company (the "Adviser"), investment adviser to the Money Market Funds, had received information that General American had defaulted on similar funding agreements with other investors who had exercised demand features.  In addition, the Adviser had discovered that General American had requested and received administrative supervision from the Missouri insurance commissioner.
Mr. Keen noted that such action could constitute an event of insolvency under Rule 2a-7. He added that it was likely that the Adviser would determine that the Funding Agreements no longer presented minimal credit risks. Finally, he noted that as a result of ratings downgrades on
August 9, 1999, the Funding Agreements were no longer eligible securities for the Money Market Funds. Mr. Keen said that as a consequence, the Money Market Funds were required to dispose of the Funding Agreements absent a finding by the Board of Directors of the
Money Market Funds that such disposal would not be in the best interests of the Money Market Funds. Mr. Keen asked Mr. Dawson to provide background on the General American situation.
	Mr. William D. Dawson, III indicated that the General American situation resulted from its issuance of a significant amount of short-term funding agreements to large institutional investors, primarily money market funds.  He said that the funding agreements included a demand feature exerciseable on seven days' notice. He indicated that on July 30, 1999, Moody's Investors Service ("Moody's") downgraded
General American's long-term rating from A2 to A3 and a large number of investors exercised their demand features. Mr. Dawson said that this required General American to raise a significant amount of cash within a short time frame, and that it had inadequate liquidity resources to do
so.
	Mr. Dawson noted that in a press release issued on August 10, 1999, General American had indicated that it was well capitalized and had adequate assets to meet its obligations. He further noted that the press release indicated that General American had requested administrative supervision to allow it to respond to its institutional investors, making certain that all its obligations were honored. Mr. Dawson indicated that based on such information, he believed that the General American situation was an issue of liquidity, not insolvency, and that a loss under the Funding Agreements was unlikely.
	Mr. Dawson then chronicled recent ratings of General American. He reported that on March 5, 1999, Moody's downgraded General American's long-term rating from A1 to A2. He said that shortly thereafter, Federated downgraded its rating of General American from a 3 to a 4.
Mr. Dawson said that on July 30, 1999, Moody's downgraded General American's long-term rating from A2 to A3. Mr. Dawson noted that on August 9, 1999, Moody's downgraded General American's long-term rating from A3 to Ba1 and Standard & Poor's ("S&P") downgraded General
American's short-term rating from A-1+ to A-3. On August 10, 1999, S&P downgraded General American's short-term ratings from A-3 to R and Duff
& Phelps Credit Rating Co. downgraded General American's short-term and long-term ratings from D-1/AA to D-5/DD. Mr. Keen interjected that due to the prior day's downgrades, the Funding Agreements were not eligible securities for the Money Market Funds.
	Mr. Keen then noted that the net asset value of the Money Market Funds was protected by portfolio insurance issued by a subsidiary of Zurich American Insurance Group. Mr. Keen explained that the insurance policy provides that, in the event of a default in a portfolio of any of the Money Market Funds, the insurance company will pay the fund the amount, up to the policy limit, necessary for the Money Market Funds to continue to price their shares at $1.00. Mr. Keen noted that the insurance policy provides coverage for losses up to $150,000,000. Mr. Dawson interjected that there was minimal risk that, if the Funding Agreements were not paid in full, the loss would exceed the Money Market Funds' default insurance coverage.
	Mr. Dawson indicated that the Money Market Funds hold $320 million in Funding Agreements. He informed the Board that a representative of J.P. Morgan & Co. had contacted the Adviser on August 10, 1999 and indicated that they would like to discuss the possibility of engaging in credit swaps and that the Adviser was going to explore such possibility.
	Mr. Keen reviewed the discussions that had taken place at the Executive Committee Meeting held on August 10, 1999. He indicated that action alternatives had been debated, and that the Committee had resolved that the Money Market Funds should not liquidate their positions in General American, and that the Money Market Funds could continue to use the amortized cost method of valuating their shares.
	Mr. Keen explained to the Board that it was their responsibility to determine whether the security should be liquidated or retained. He noted that an immediate liquidation was not viable because the Funding Agreements were actually contracts between General American and the
Money Market Funds, and were thus not readily transferable. Mr. Dawson interjected that market conditions would likely affect the orderly disposition of the Funding Agreements, even if they could be transferred.  Mr. Keen then discussed the means for valuing shares.
After full discussion, on motion duly made and seconded, the full Boards present of each of the Funds, individually, unanimously
	RESOLVED,	that the Boards of Directors of the Money
			Market Funds hereby determine that it is not in the best interest of the Money Market Funds to liquidate the securities, and further determines that each of the Money Market Funds will continue to use the amortized cost method of valuation to value its shares.
	There being no further business, on motion duly made and seconded, the Meeting was thereupon duly adjourned.

					Respectfully submitted,


					/s/ John W. McGonigle
					John W. McGonigle
					Secretary



Federated Investors
Management Co.
Federated Investors Tower
1001 Liberty Avenue
Pittsburgh, PA  15222-3779
412-288-1900  Phone
www.federatedinvestors.com


August 11, 1999


By FAX and Overnight Mail

Mr. Paul Roye
Director of the Division of Investment Management
Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

RE:	Money Market Obligations Trust, on behalf of its Automated Cash
	Management Trust ("ACMT")
	Federated Master Trust ("FMT")
	Federated Insurance Series, on behalf of its Federated Prime Money Fund II ("IFPMF")
	Money Market Management ("MMM")
	Money Market Trust ("MMT")
	Cash Trust Series, Inc., on behalf of its Prime Cash Series ("PCS")

Dear Mr. Roye:

This letter is to follow up the letter (the "Letter") that Federated Investment Management Company (the "Adviser"), as investment adviser to the above-referenced investment companies (collectively, the "Funds"), provided earlier today pursuant to the Rule 2a-7(c)(6)(iii) under the Investment Company Act of 1940.

On August 11, 1999, the Funds' Boards of Directors ("Boards") met with regard to the issue described in the Letter and affirmed the determinations made on August 10, 1999 by the Executive Committee of the Funds' Boards. Specifically, the Boards determined that each Fund could continue to use the Amortized Cost Method of valuing its shares in accordance with Rule 2a-7. The Boards therefore determined that it would be in the best interest of the Funds' shareholders to continue to hold the funding agreements issued by General American Life Insurance Company, St. Louis, Missouri.

Please contact me at (412) 288-1412 or Leslie K. Ross at (412) 288-7404 if you would like any further information on this matter.

Very truly yours,

Federated Investment Management Company

By:	/s/G. Andrew Bonnewell
G. 	Andrew Bonnewell
	Vice President and Secretary


Federated Investors
Management Co.
Federated Investors Tower
1001 Liberty Avenue
Pittsburgh, PA  15222-3779
412-288-1900  Phone
www.federatedinvestors.com


August 11, 1999

By FAX and Overnight Mail

Mr. Paul Roye
Director of the Division of Investment Management
Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

RE:	Money Market Obligations Trust, on behalf of its Automated Cash
	Management Trust ("ACMT")
	Federated Master Trust ("FMT")
	Federated Insurance Series, on behalf of its Federated Prime Money Fund II ("IFPMF")
	Money Market Management ("MMM")
	Money Market Trust ("MMT")
	Cash Trust Series, Inc., on behalf of its Prime Cash Series ("PCS")

Dear Mr. Roye:

Pursuant to rule 2a-7(c)(6)(iii) of the Investment Company Act of 1940 (the "1940 Act"), Federated Investment Management Company (the "Adviser"), as investment adviser to the above-referenced, registered, open-end investment companies (collectively, the "Funds"), hereby notifies the Commission of: (1) an imminent default with respect to various funding agreements issued by General American Life Insurance Company, St. Louis, Missouri ("General American") held by the Funds (the "Funding Agreements"); and (2) a possible "Event of Insolvency" of the Funding Agreement' issuer, General American.

At the time of its purchase, each Funding Agreement was a First Tier Security, as defined by Rule 2a-7 of the 1940 Act (the "Rule"). The Funds purchased the Funding Agreements in the following amounts:

	Fund	Principal Amount	% of Total Fund Assets
	ACMT	$122,500,000		5.156%1
	PCS	$172,000,000		3.763%
	FMT	$10,000,000		2.538%
	MMT	$10,000,000		2.433%
	MMM	$3,500,000		4.311%
	IFPMF	$2,000,000		1.369%

______________________________
1 At the time of purchase, Funding Agreements comprised less than 5% of ACMT's total assets. Net redemptions have resulted in ACMT's Funding Agreements exceeding 5% of its total assets.


Each of the Funding Agreements included a Demand Feature (as defined in the Rule) that the Funds may exercise upon seven days' notice. On August 4, 1999, the Funds exercised their Demand Features. On August 9, 1999 the investment ratings of General American were downgraded so that its Funding Agreements were no longer Eligible Securities. On August 10, 1999 the Adviser received information that General American failed to timely repay similar funding agreements bought by other purchasers who exercised their Demand Features. Finally, on August 10, 1999 General American requested and received administrative supervision from the Missouri insurance commissioner, which may constitute an Event of Insolvency, as defined by the Rule. However, General American has publicly stated that it has sufficient assets to fulfill its obligations (including accrued interest) and intends to do so.

As a result of these events, the Executive Committee of the Funds' Board of Directors ("Executive Committee") convened on August 10, 1999 to discuss the Adviser's assessment of General American's financial condition. The Adviser indicated that a loss under the Funding Agreements was unlikely. Moreover, the Adviser stated that there was minimal risk that, if the funding Agreements were not paid in full, the loss would exceed the Funds' default insurance coverage. After consideration of the Adviser's assessment of General American's financial condition and the amount of insurance coverage available to the Funds (including the deductible to which the Funds would be subject), the Executive Committee determined that each Fund could continue to use the Amortized Cost Method of valuing its shares in accordance with the Rule. The Executive Committee therefore determined that it would be in the best interest of the Funds' shareholders to continue to hold the Funding Agreements.

Please contact me at (412) 288-1412 or Leslie K. Ross at (412) 288-7404 if you would like any further information on this matter.

Very truly yours,

Federated Investment Management Company



By:	/s/G. Andrew Bonnewell
G. 	Andrew Bonnewell
	Vice President and Secretary


/jif

cc:  Stephen A. Keen, Esq.



MONEY MARKET MANAGEMENT

ITEM 77M
MERGERS

Pursuant to the Securities Act of 1933, as amended, and the General Rules and Regulations thereunder, a Registration Statement on Form N-14 (SEC File No. 2-49591) was filed on September 22, 1999, and amended on October 12, 1999. This filing relates to an Agreement and Plan of Reorganization between Money Market Obligations Trust (the "Trust"), on behalf of its series, Money Market Management, Inc. (the "New
Fund") and Money Market Managment (the "Former Fund") whereby the New Fund acquired all of the assets of the Former Fund in exchange for shares of the New Fund to be distributed pro rata by the Trust to its shareholders in complete liquidation and termination of the Former Fund. As a result, effective February 1, 2000, each shareholder of the Trust became the owner of New Fund shares having a total net asset value equal to the total net asset value of his or her holdings in the Trust.

The Agreement and Plan of Reorganization providing for the transfer of the assets of the Trust to the New Fund was approved by the Board of Trustees at their Regular Meeting held on May 18, 1999, and was also approved by shareholders at a Special Meeting of Shareholders of the New Fund held on November 30, 1999.

The Agreement and Plan of Reorganization concerning this acquisition is hereby incorporated by reference from the definitive Prospectus/Proxy Statement filed on October 12, 1999.




MONEY MARKET TRUST
ITEM 77M
MERGERS

Pursuant to the Securities Act of 1933, as amended, and the General Rules and Regulations thereunder, a Registration Statement on Form N-14 (SEC File No. 2-62285) was filed on September 22, 1999, and amended on October 15, 1999. This filing relates to an Agreement and Plan of Reorganization between Money Market Obligations Trust (the "Trust"), on behalf of its series, Money Market Trust (the "New Fund") and Money Market Trust (the "Former Fund") whereby the New Fund acquired all of the assets of the Former Fund in exchange for shares of the New Fund to be distributed pro rata by the Trust to its shareholders in complete liquidation and termination of the Former Fund. As a result, effective February 1, 2000, each shareholder of the Trust became the owner of New Fund shares having a total net asset value equal to the total net asset value of his or her holdings in the Trust.

The Agreement and Plan of Reorganization providing for the transfer of the assets of the Trust to the New Fund was approved by the Board of Trustees at their Regular Meeting held on May 18, 1999, and was also approved by shareholders at a Special Meeting of Shareholders of the New Fund held on November 30, 1999.

The Agreement and Plan of Reorganization concerning this acquisition is hereby incorporated by reference from the definitive Prospectus/Proxy Statement filed on October 15, 1999.



Exhibit 77Q1(a)


MONEY MARKET OBLIGATIONS TRUST

Amendment No. 13
DECLARATION OF TRUST
dated October 3, 1988


Effective September 1, 1999, this Declaration of Trust is amended as follows:

	Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

	"Section 5.  Establishment and Designation of Series or Class."

	Without limiting the authority of the Trustees set forth herein, to establish and designate any additional series or class or to modify the rights or preferences of any existing series or class, the series and classes have been established and designated as:

Alabama Municipal Cash Trust
Arizona Municipal Cash Trust
Automated Cash Management Trust
Cash II Shares
Institutional Service Shares
Automated Government Cash Reserves
Automated Government Money Trust
Automated Treasury Cash Reserves
California Municipal Cash Trust
Connecticut Municipal Cash Trust
Federated Master Trust
Federated Short-Term U.S. Government Trust
Federated Tax-Free Trust
Florida Municipal Cash Trust
Cash II Shares
Institutional Shares
Georgia Municipal Cash Trust
Government Obligations Fund
Institutional Shares
Institutional Service Shares
Government Obligations Tax Managed Fund
Institutional Shares
Institutional Service Shares
Liberty U.S. Government Money Market Trust
Class A Shares
Class B. Shares
Liquid Cash Trust
Maryland Municipal Cash Trust
Massachusetts Municipal Cash Trust
Michigan Municipal Cash Trust
Minnesota Municipal Cash Trust
Cash Series Shares
Money Market Management, Inc.
Money Market Trust
Municipal Obligations Fund
New Jersey Municipal Cash Trust
Institutional Shares
New York Municipal Cash Trust
Cash II Shares
Institutional Service Shares
North Carolina Municipal Cash Trust
Ohio Municipal Cash Trust
Cash II Shares
Pennsylvania Municipal Cash Trust
Cash Series Shares
Prime Cash Obligations Fund
Prime Obligations Fund
Institutional Shares
Institutional Service Shares
Prime Value Obligations Fund
Tax-Free Instruments Trust
Tax-Free Obligations Fund
Institutional Shares
Institutional Service Shares
Tennessee Municipal Cash Trust
Treasury Obligations Fund
Institutional Shares
Institutional Service Shares
Institutional Capital Shares
Trust for Government Cash Reserves
Trust for Short-Term U.S. Government Securities
Trust for U.S. Treasury Obligations
U.S. Treasury Cash Reserves
Institutional Service Shares
Institutional Shares
Virginia Municipal Cash Trust

	The establishment and designation of any series or class of shares in addition to those established and designated above shall be effective upon the execution by a majority of the then Trustees, without the need for Shareholder approval, of an amendment tot his Declaration of Trust, taking the form of a complete restatement or otherwise, setting forth such establishment and designation and the relative rights and preferences of any such series or class, or as otherwise provided in such instrument.

	The undersigned hereby certify that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees on the 19th day of May, 1999.



	WITNESS the due execution hereof this 19th day of August, 1999.


/s/ John F. Donahue		/s/ Peter E. Madden
John F. Donahue			Peter E. Madden

/s/ Thomas G. Bigley		/s/ Charles F. Mansfield, Jr.
Thomas G. Bigley		Charles F. Mansfield, Jr.

/s/ John T. Conroy, Jr.		/s/ John E. Murray, Jr.
John T. Conroy, Jr.		John E. Murray, Jr.

/s/ John F. Cunningham		/s/ Marjorie P. Smuts
John F. Cunningham		Marjorie P. Smuts

/s/ Lawrence D. Ellis, M.D.	/s/ John S. Walsh
Lawrence D. Ellis, M.D.		John S. Walsh